Exhibit 99.1

HarborOne Bancorp, Inc. Announces 2024 Third Quarter Results

Contact: Stephen W. Finocchio, EVP and CFO

Brockton, Massachusetts (October 24, 2024): HarborOne Bancorp, Inc. (the “Company” or “HarborOne”) (NASDAQ: HONE), the holding company for HarborOne Bank (the “Bank”), announced net income of $3.9 million, or $0.10 per diluted share, for the third quarter of 2024, compared to a net income of $7.3 million, or $0.18 per diluted share for the preceding quarter, and net income of $8.4 million, or $0.20 per diluted share for the same period last year. Net income for the nine months ended September 30, 2024 was $18.5 million, or $0.45 per diluted share, compared to $23.2 million, or $0.53 per diluted share for the same period in 2023. The third quarter of 2024 includes a credit loss provision of $5.9 million, primarily as a result of a suburban office commercial real estate credit.

Selected Quarterly Financial Highlights:

●	Loan growth of $40.3 million, or 3.3% annualized.
●	Client deposit growth of $89.5 million, or 8.8% annualized.
●	Net interest margin improvement to 2.33% from 2.29% on a linked-quarter basis.
●	Share repurchases of 347,670 at an average cost of $12.23 per share.

“I am pleased to see continued margin expansion coupled with an almost $90 million increase in client deposits. Our balance sheet is positioned for margin improvement from declining cost of funds enabled by lower market interest rates,” said Joseph F. Casey, President and CEO.

Net Interest Income

Net interest and dividend income was $31.9 million for the quarter ended September 30, 2024, compared to $31.4 million for the quarter ended June 30, 2024, and $31.1 million for the quarter ended September 30, 2023. Net interest margin was 2.33% for the quarter ended September 30, 2024, compared to 2.29% for the quarter ended June 30, 2024, and 2.32% for the quarter ended September 30, 2023.

On a linked-quarter basis, the increase in net interest income and net interest margin primarily reflects the utilization of excess cash to pay down higher-cost borrowings. Also impacting margin, the yield on loans increased 7 basis points and the average balance increased $54.9 million, while the cost of deposits, excluding brokered, increased 13 basis points and the average balance of deposits excluding brokered increased $82.0 million. Average checking account balances increased $18.7 million and average certificates of deposits increased $97.3 million on a linked-quarter basis.

The $813,000 increase in net interest and dividend income from the prior year quarter reflects an increase of $5.9 million, or 9.3%, in total interest and dividend income, partially offset by an increase of $5.1 million, or 15.8%, in total interest expense. The total cost of funding liabilities increased 32 basis points, while the average balance increased $161.2 million, and the yield on interest-earning assets increased 33 basis points, while the average balance increased $139.8 million.

Noninterest Income

Total noninterest income decreased $1.4 million, or 11.3%, to $10.6 million for the quarter ended September 30, 2024, from $11.9 million for the quarter ended June 30, 2024. HarborOne Mortgage, LLC (“HarborOne Mortgage”) realized a $3.8 million gain on loan sales from mortgage closings of $209.5 million for the quarter ended September 30, 2024, compared to $3.1 million from mortgage loan closings of $173.0 million on a linked-quarter basis. Mortgage loan closings for the quarter ended September 30, 2023 were $157.6 million with a gain on loan sales of $2.7 million. Despite a drop in mortgage rates, the rate-locked pipeline was down $8.7 million on a linked-quarter basis as for-sale inventory continues to constrain loan demand.

The mortgage servicing rights (“MSR”) valuation declined $2.6 million for the three months ended September 30, 2024, compared to a decrease of $1.1 million in the MSR valuation for the three months ended June 30, 2024, as key benchmark interest rates used in the valuation model decreased from the prior quarter. The impact on the MSR valuation of principal payments on the underlying mortgages was $690,000 and $545,000 for the quarters ended September 30, 2024 and June 30, 2024, respectively. During the first quarter of 2024, HarborOne Mortgage executed an economic hedge to partially mitigate potential MSR valuation losses in a declining rate environment. For the three months ended September 30, 2024 the hedging gain was $845,000, compared to a $280,000 hedging loss for the three months ended June 30, 2024.

The prior quarter noninterest income included a $1.8 million gain on the sale-leaseback of a banking center in downtown Brockton and a $1.0 million loss on the sale of $17.5 million of available-for-sale securities, and no such items occurred in the quarter ended September 30, 2024.

Total noninterest income decreased $1.0 million, or 8.9%, compared to the quarter ended September 30, 2023, primarily due to a $1.6 million, or 31.3%, decrease in mortgage banking income as the $1.0 million improvement on the gain on sale of mortgage loans was offset by the loss on the MSR valuation. The prior year quarter reflected a $125,000 increase in the MSR valuation. The decrease in mortgage banking income was partially offset by improved earnings on the bank-owned life insurance and an increase in deposit account fees.

Noninterest Expense

Total noninterest expense decreased $876,000 or 2.6%, to $32.3 million for the quarter ended September 30, 2024, from $33.1 million for the quarter ended June 30, 2024. The primary driver was a $819,000 decrease in marketing expense. In the prior quarter, marketing expense included a $675,000 contribution for the bargain purchase price on the sale-leaseback noted above. Compensation and benefits expenses decreased $425,000 due to accrual adjustments for 2024 management incentives partially offset by increased commission on mortgage originations.

Total noninterest expense increased $396,000, or 1.2%, compared to the prior year quarter of $31.9 million. The primary driver was a $414,000 increase in other expenses due to an increase in cloud computing expenses and deposit expenses.

Provision for Income Taxes

The effective tax rate for the three and nine months ended September 30, 2024 was 8.53% and 21.3%. The effective tax rate for the three months ended June 30, 2024 was 23.28%. The decrease on a linked quarter basis reflects a discrete tax benefit as a result of the filing of amended tax returns to properly reflect tax exempt interest.

Asset Quality and Allowance for Credit Losses

Total nonperforming assets were $28.4 million at September 30, 2024, compared to $9.8 million at June 30, 2024 and $18.8 million at September 30, 2023. Nonperforming assets as a percentage of total assets were 0.49% at September 30, 2024, 0.17% at June 30, 2024, and 0.33% at September 30, 2023. The third quarter 2024 increase is primarily a result of a single, $17.2 million credit, collateralized by suburban office space, that required a $4.7 million specific reserve allocation and is on nonaccrual status.

The Company recorded a $5.9 million provision for credit losses for the quarter ended September 30, 2024. The provision for loan credit losses was $5.0 million, and the provision for unfunded commitments was $855,000. The provision for loan credit losses was primarily due to the specific reserve allocation noted above and provisioning for commercial loan growth, partially offset by improved qualitative factor adjustments for residential real estate mortgages as consumer metrics considered in the model improved. For the quarter ended June 30, 2024, a provision for credit losses of $615,000 was recorded, a result of a provision for loan credit losses of $1.1 million partially offset by a $534,000 negative provision for unfunded commitments. The Company recorded a negative provision for credit losses of $113,000 for the quarter ended September 30, 2023. The ACL on loans was $54.0 million, or 1.11% of total loans, at September 30, 2024, compared to $49.1 million, or 1.02% of total loans, at June 30, 2024 and $48.3 million, or 1.02% of total loans, at September 30, 2023. The ACL on unfunded commitments, included in other liabilities on the unaudited Consolidated Balance Sheets, amounted to $3.7 million at September 30, 2024, compared to $2.9 million at June 30, 2024 and $4.2 million at September 30, 2023.

Net charge-offs totaled $182,000, or 0.02%, of average loans outstanding on an annualized basis, for the quarter ended September 30, 2024, $195,000, or 0.02% of average loans outstanding on an annualized basis, for the quarter ended June 30, 2024, and net recoveries of $18,000 for the quarter ended September 30, 2023.

As of September 30, 2024 and June 30, 2024, classified commercial loans amounted to $57.5 million and $1.7 million, respectively. The increase in classified loans on a linked quarter basis includes an increase of $48.0 million in commercial real estate loans, primarily from three credits included in the office sector that totaled to $37.0 million with a $5.2 million specific reserve allocation. Management continues to perform comprehensive reviews and works proactively with creditworthy borrowers facing financial stress to implement prudent accommodations to improve the Bank’s prospects of contractual repayment.

Balance Sheet

Total assets decreased $11.1 million, or 0.2%, to $5.78 billion at September 30, 2024, from $5.79 billion at June 30, 2024. The linked-quarter decrease primarily reflects a decrease in cash and cash equivalents and other assets, partially offset by loan growth.

Available-for-sale securities increased $7.7 million to $276.8 million at September 30, 2024 from $269.1 million at June 30, 2024. The unrealized loss on securities available for sale decreased to $52.2 million as of September 30, 2024, as compared to $65.3 million of unrealized losses as of June 30, 2024. Securities held to maturity were $19.6 million at September 30, 2024.

Loans increased $40.3 million, or 0.8%, to $4.88 billion at September 30, 2024, from $4.84 billion at June 30, 2024. The linked-quarter increase was primarily due to increases in commercial and industrial loans of $50.9 million, commercial construction loans of $36.5 million, and $13.2 million of residential mortgage loans, partially offset by a decrease of $59.7 million in commercial real estate loans.

Total deposits increased $77.9 million to $4.54 billion at September 30, 2024 from $4.46 billion at June 30, 2024. Compared to the prior quarter, non-certificate accounts increased $11.1 million and term certificate accounts increased $78.4 million, as a competitive rate environment continued to pressure deposit mix and rates. Brokered deposits decreased $11.6 million. As of September 30, 2024, FDIC-insured deposits were approximately 74% of total deposits, including Bank subsidiary deposits.

Borrowed funds decreased $80.0 million to $539.4 million at September 30, 2024 from $619.4 million at June 30, 2024, as excess liquidity was used to paydown high rate borrowings. As of September 30, 2024, the Bank had $1.27 billion in available borrowing capacity across multiple relationships.

Total stockholders’ equity was $584.2 million at September 30, 2024, compared to $577.3 million at June 30, 2024. Stockholders’ equity increased 1.2% when compared to the prior quarter, as unrealized losses on available-for-sale securities decreased and net income was offset by share repurchases and dividends. The Company continues to implement and execute share repurchase programs, repurchasing 1,501,523 shares at an average price of $10.76, including $0.10 per share of excise tax, during the nine months ended September 30, 2024. The tangible-common-equity-to-tangible-assets ratio(1) was 9.17% at September 30, 2024, 9.03% at June 30, 2024, and 9.17% at September 30, 2023. At September 30, 2024, the Company and the Bank had strong capital positions, exceeding all regulatory capital requirements, and are considered well-capitalized.

(1) This non-GAAP ratio is total stockholders’ equity less goodwill and intangible assets to total assets less goodwill and intangible assets.

About HarborOne Bancorp, Inc.

HarborOne Bancorp, Inc. is the holding company for HarborOne Bank, a Massachusetts-chartered trust company. HarborOne Bank serves the financial needs of consumers, businesses, and municipalities throughout Eastern Massachusetts and Rhode Island through a network of 30 full-service banking centers located in Massachusetts and Rhode Island, and commercial lending offices in Boston, Massachusetts and Providence, Rhode Island. HarborOne Bank also provides a range of educational resources through “HarborOne U,” with free digital content, webinars, and recordings for small business and personal financial education. HarborOne Mortgage, LLC, a subsidiary of HarborOne Bank, provides mortgage lending services throughout New England and other states.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in other documents we file with the Securities and Exchange Commission (“SEC”), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, changes in general business and economic conditions (including inflation and concerns about inflation) on a national basis and in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in interest rates; changes in customer behavior; ongoing turbulence in the capital and debt markets and the impact of such conditions on the Company’s business activities; increases in loan default and charge-off rates; decreases in the value of securities in the Company’s investment portfolio; fluctuations in real estate values; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior or adverse economic developments; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; competitive pressures from other financial institutions; cybersecurity incidents, fraud, natural disasters, war, terrorism, civil unrest, and future pandemics; changes in regulation; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the SEC, which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, HarborOne’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

Use of Non-GAAP Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. The Company’s management believes that the supplemental non-GAAP information, which consists of income statement results excluding the goodwill impairment charge, total adjusted noninterest expense excluding the goodwill impairment charge, diluted earnings per share excluding the goodwill impairment charge, return on average assets (ROAA), excluding the goodwill impairment charge,  return on average equity (ROAE), excluding goodwill impairment charge, the efficiency ratio, efficiency ratio excluding the goodwill impairment charge, tangible-common-equity-to-tangible-assets ratio and tangible book value per share, are utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

HarborOne Bancorp, Inc.

Consolidated Balance Sheet Trend

(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands)	2024	2024	2024	2023	2023

Assets

Cash and due from banks	$39,668	$48,097	$36,340	$38,876	$38,573
Short-term investments	184,611	186,965	357,101	188,474	208,211
Total cash and cash equivalents	224,279	235,062	393,441	227,350	246,784

Securities available for sale, at fair value	276,817	269,078	291,008	290,151	271,078
Securities held to maturity, at amortized cost	19,625	19,725	19,724	19,796	19,795
Federal Home Loan Bank stock, at cost	17,476	25,311	26,565	27,098	23,378
Asset held for sale	—	—	348	348	966
Loans held for sale, at fair value	28,467	41,814	16,434	19,686	17,796
Loans:
Commercial real estate	2,321,148	2,380,881	2,355,672	2,343,675	2,349,886
Commercial construction	270,389	233,926	234,811	208,443	191,224
Commercial and industrial	549,908	499,043	471,215	466,443	450,547
Total commercial loans	3,141,445	3,113,850	3,061,698	3,018,561	2,991,657
Residential real estate	1,719,882	1,706,678	1,695,686	1,709,714	1,706,950
Consumer	18,176	18,704	19,301	22,036	24,247
Loans	4,879,503	4,839,232	4,776,685	4,750,311	4,722,854
Less: Allowance for credit losses on loans	(54,004)	(49,139)	(48,185)	(47,972)	(48,312)
Net loans	4,825,499	4,790,093	4,728,500	4,702,339	4,674,542
Mortgage servicing rights, at fair value	43,067	46,209	46,597	46,111	49,201
Goodwill	59,042	59,042	59,042	59,042	69,802
Other intangible assets	947	1,136	1,326	1,515	1,704
Other assets	280,748	299,565	279,237	274,460	289,341
Total assets	$5,775,967	$5,787,035	$5,862,222	$5,667,896	$5,664,387

Liabilities and Stockholders' Equity

Deposits:
Demand deposit accounts	$713,379	$689,800	$677,152	$659,973	$708,847
NOW accounts	296,322	308,016	305,071	305,825	289,141
Regular savings and club accounts	926,192	989,720	1,110,404	1,265,315	1,324,635
Money market deposit accounts	1,162,930	1,100,215	1,061,145	966,201	951,128
Term certificate accounts	1,063,672	985,293	852,326	863,457	859,266
Brokered deposits	373,682	385,253	387,926	326,638	276,941
Total deposits	4,536,177	4,458,297	4,394,024	4,387,409	4,409,958
Borrowings	539,364	619,372	754,380	568,462	475,470
Subordinated debt	—	—	—	—	34,380
Other liabilities and accrued expenses	116,224	132,037	136,135	128,266	159,945
Total liabilities	5,191,765	5,209,706	5,284,539	5,084,137	5,079,753

Common stock	598	598	598	598	597
Additional paid-in capital	488,983	487,980	487,277	486,502	485,144
Unearned compensation - ESOP	(24,407)	(24,866)	(25,326)	(25,785)	(26,245)
Retained earnings	368,222	367,584	363,591	359,656	369,930
Treasury stock	(210,197)	(205,944)	(199,853)	(193,590)	(187,803)
Accumulated other comprehensive loss	(38,997)	(48,023)	(48,604)	(43,622)	(56,989)
Total stockholders' equity	584,202	577,329	577,683	583,759	584,634

Total liabilities and stockholders' equity	$5,775,967	$5,787,035	$5,862,222	$5,667,896	$5,664,387

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income - Trend

(Unaudited)

	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands, except share data)	2024	2024	2024	2023	2023

Interest and dividend income:
Interest and fees on loans	$63,595	$61,512	$59,937	$59,499	$58,124
Interest on loans held for sale	546	347	243	369	370
Interest on securities	1,965	2,121	2,065	2,001	2,003
Other interest and dividend income	2,928	3,971	4,659	2,516	2,667
Total interest and dividend income	69,034	67,951	66,904	64,385	63,164

Interest expense:
Interest on deposits	29,969	27,272	26,899	27,310	25,039
Interest on borrowings	7,172	9,329	9,423	6,260	6,439
Interest on subordinated debentures	—	—	—	1,122	606
Total interest expense	37,141	36,601	36,322	34,692	32,084

Net interest and dividend income	31,893	31,350	30,582	29,693	31,080

Provision (benefit) for credit losses	5,903	615	(168)	644	(113)

Net interest and dividend income, after provision for credit losses	25,990	30,735	30,750	29,049	31,193

Noninterest income:
Mortgage banking income:
Gain on sale of mortgage loans	3,752	3,143	2,013	2,176	2,704
Changes in mortgage servicing rights fair value	(2,641)	(1,098)	54	(3,553)	125
Other	2,390	2,356	2,276	2,301	2,270
Total mortgage banking income	3,501	4,401	4,343	924	5,099

Deposit account fees	5,370	5,223	4,983	5,178	5,133
Income on retirement plan annuities	122	141	145	147	146
Gain on sale of asset held for sale	—	1,809	—	—	—
Loss on sale of securities	—	(1,041)	—	—	—
Bank-owned life insurance income	777	758	746	1,207	531
Other income	798	628	524	1,448	689
Total noninterest income	10,568	11,919	10,741	8,904	11,598

Noninterest expenses:
Compensation and benefits	18,551	18,976	17,636	19,199	18,699
Occupancy and equipment	4,628	4,636	4,781	4,670	4,430
Data processing	2,711	2,375	2,479	2,474	2,548
Loan expense (income)	457	461	371	(317)	385
Marketing	549	1,368	816	811	794
Professional fees	1,292	1,236	1,457	1,690	1,374
Deposit insurance	1,028	993	1,164	795	1,004
Goodwill impairment	—	—	—	10,760	—
Other expenses	3,052	3,099	3,046	3,132	2,638
Total noninterest expenses	32,268	33,144	31,750	43,214	31,872

Income (loss) before income taxes	4,290	9,510	9,741	(5,261)	10,919

Income tax provision	366	2,214	2,441	1,850	2,507

Net income (loss)	$3,924	$7,296	$7,300	$(7,111)	$8,412

Earnings (losses) per common share:
Basic	$0.10	$0.18	$0.17	$(0.17)	$0.20
Diluted	$0.10	$0.18	$0.17	$(0.17)	$0.20
Weighted average shares outstanding:
Basic	40,984,857	41,293,787	41,912,421	42,111,872	42,876,893
Diluted	41,336,985	41,370,289	42,127,037	42,299,858	42,983,477

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income - Trend

(Unaudited)

	For the Nine Months Ended September 30,
(dollars in thousands, except share data)	2024	2023	$ Change	% Change

Interest and dividend income:
Interest and fees on loans	$185,044	$166,399	$18,645	11.2%
Interest on loans held for sale	1,136	982	154	15.7
Interest on securities	6,151	6,117	34	0.6
Other interest and dividend income	11,558	6,405	5,153	80.5
Total interest and dividend income	203,889	179,903	23,986	13.3

Interest expense:
Interest on deposits	84,140	61,014	23,126	37.9
Interest on borrowings	25,924	19,658	6,266	31.9
Interest on subordinated debentures	—	1,653	(1,653)	(100.0)
Total interest expense	110,064	82,325	27,739	33.7

Net interest and dividend income	93,825	97,578	(3,753)	(3.8)

Provision for credit losses	6,350	5,036	1,314	26.1

Net interest and dividend income, after provision for credit losses	87,475	92,542	(5,067)	(5.5)

Noninterest income:
Mortgage banking income:
Gain on sale of mortgage loans	8,908	8,228	680	8.3
Changes in mortgage servicing rights fair value	(3,685)	(1,131)	(2,554)	(225.8)
Other	7,022	6,798	224	3.3
Total mortgage banking income	12,245	13,895	(1,650)	(11.9)

Deposit account fees	15,576	14,878	698	4.7
Income on retirement plan annuities	408	393	15	3.8
Gain on sale of asset held for sale	1,809	—	1,809	100.0
Loss on sale of securities	(1,041)	—	(1,041)	(100.0)
Bank-owned life insurance income	2,281	1,542	739	47.9
Other income	1,950	2,242	(292)	(13.0)
Total noninterest income	33,228	32,950	278	0.8

Noninterest expenses:
Compensation and benefits	55,163	54,718	445	0.8
Occupancy and equipment	14,045	14,103	(58)	(0.4)
Data processing	7,565	7,297	268	3.7
Loan expense	1,289	1,115	174	15.6
Marketing	2,733	2,900	(167)	(5.8)
Professional fees	3,985	3,989	(4)	(0.1)
Deposit insurance	3,185	2,690	495	18.4
Other expenses	9,197	8,294	903	10.9
Total noninterest expenses	97,162	95,106	2,056	2.2

Income before income taxes	23,541	30,386	(6,845)	(22.5)

Income tax provision	5,021	7,198	(2,177)	(30.2)

Net income	$18,520	$23,188	$(4,668)	(20.1)%

Earnings per common share:
Basic	$0.45	$0.53
Diluted	$0.45	$0.53
Weighted average shares outstanding:
Basic	41,395,517	43,591,954
Diluted	41,609,933	43,793,137

HarborOne Bancorp, Inc.

Average Balances and Yield Trend

(Unaudited)

	Quarters Ended
	September 30, 2024			June 30, 2024			September 30, 2023
	Average			Average			Average
	Outstanding		Yield/	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost (8)	Balance	Interest	Cost (8)	Balance	Interest	Cost (8)

	(dollars in thousands)
Interest-earning assets:
Investment securities (1)	$351,897	$1,965	2.22%	$374,730	$2,121	2.28%	$375,779	$2,003	2.11%
Other interest-earning assets	207,096	2,928	5.62	306,361	3,971	5.21	207,234	2,667	5.11
Loans held for sale	30,897	546	7.03	20,775	347	6.72	20,919	370	7.02
Loans
Commercial loans (2)(3)	3,129,428	44,859	5.70	3,091,004	43,023	5.60	2,980,817	40,438	5.38
Residential real estate loans (3)(4)	1,712,295	18,837	4.38	1,695,059	18,393	4.36	1,700,383	17,525	4.09
Consumer loans (3)	18,445	351	7.57	19,221	352	7.37	25,126	412	6.51
Total loans	4,860,168	64,047	5.24	4,805,284	61,768	5.17	4,706,326	58,375	4.92
Total interest-earning assets	5,450,058	69,486	5.07	5,507,150	68,207	4.98	5,310,258	63,415	4.74
Noninterest-earning assets	303,765			300,847			314,030
Total assets	$5,753,823			$5,807,997			$5,624,288
Interest-bearing liabilities:
Savings accounts	$963,570	3,807	1.57	$1,058,524	4,305	1.64	$1,360,728	6,787	1.98
NOW accounts	292,620	104	0.14	299,536	88	0.12	274,329	75	0.11
Money market accounts	1,130,148	10,953	3.86	1,069,153	10,186	3.83	910,694	8,355	3.64
Certificates of deposit	1,028,509	11,819	4.57	931,255	9,946	4.30	818,182	7,212	3.50
Brokered deposits	340,301	3,286	3.84	300,385	2,747	3.68	287,428	2,610	3.60
Total interest-bearing deposits	3,755,148	29,969	3.17	3,658,853	27,272	3.00	3,651,361	25,039	2.72
Borrowings	608,736	7,172	4.69	776,852	9,329	4.83	508,001	6,439	5.03
Subordinated debentures	—	—	-	—	—	-	34,364	606	7.00
Total borrowings	608,736	7,172	4.69	776,852	9,329	4.83	542,365	7,045	5.15
Total interest-bearing liabilities	4,363,884	37,141	3.39	4,435,705	36,601	3.32	4,193,726	32,084	3.04
Noninterest-bearing liabilities:
Noninterest-bearing deposits	696,094			670,494			705,009
Other noninterest-bearing liabilities	109,796			126,477			126,742
Total liabilities	5,169,774			5,232,676			5,025,477
Total stockholders' equity	584,049			575,321			598,811
Total liabilities and stockholders' equity	$5,753,823			$5,807,997			$5,624,288
Tax equivalent net interest income		32,345			31,606			31,331
Tax equivalent interest rate spread (5)			1.68%			1.66%			1.70%
Less: tax equivalent adjustment		452			256			251
Net interest income as reported		$31,893			$31,350			$31,080
Net interest-earning assets (6)	$1,086,174			$1,071,445			$1,116,532
Net interest margin (7)			2.33%			2.29%			2.32%
Tax equivalent effect			0.03			0.02			0.02
Net interest margin on a fully tax equivalent basis			2.36%			2.31%			2.34%
Ratio of interest-earning assets to interest-bearing liabilities	124.89%			124.16%			126.62%

Supplemental information:
Total deposits, including demand deposits	$4,451,242	$29,969		$4,329,347	$27,272		$4,356,370	$25,039
Cost of total deposits			2.68%			2.53%			2.28%
Total funding liabilities, including demand deposits	$5,059,978	$37,141		$5,106,199	$36,601		$4,898,735	$32,084
Cost of total funding liabilities			2.92%			2.88%			2.60%

(1) Includes securities available for sale and securities held to maturity.

(2) Tax-exempt income on industrial revenue bonds is included in commercial loans on a tax-equivalent basis.

(3) Includes nonaccruing loan balances and interest received on such loans.

(4) Includes the basis adjustments of certain loans included in fair value hedging relationships.

(5) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(6) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(7) Net interest margin represents net interest income divided by average total interest-earning assets. (8) Annualized

HarborOne Bancorp, Inc.

Average Balances and Yield Trend

(Unaudited)

	For the Nine Months Ended
	September 30, 2024			September 30, 2023
	Average			Average
	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost (8)	Balance	Interest	Cost (8)

	(dollars in thousands)

Interest-earning assets:
Investment securities (1)	$366,418	$6,151	2.24%	$381,572	$6,117	2.14%
Other interest-earning assets	289,673	11,558	5.33	170,377	6,405	5.03
Loans held for sale	22,010	1,136	6.89	19,557	982	6.71
Loans
Commercial loans (2)(3)	3,087,245	129,825	5.62	2,940,483	116,116	5.28
Residential real estate loans (3)(4)	1,702,718	55,405	4.35	1,676,979	49,598	3.95
Consumer loans (3)	19,397	1,062	7.31	30,112	1,350	5.99
Total loans	4,809,360	186,292	5.17	4,647,574	167,064	4.81
Total interest-earning assets	5,487,461	205,137	4.99	5,219,080	180,568	4.63
Noninterest-earning assets	301,264			310,826
Total assets	$5,788,725			$5,529,906
Interest-bearing liabilities:
Savings accounts	$1,069,045	13,635	1.70	$1,413,553	18,397	1.74
NOW accounts	294,014	267	0.12	276,872	170	0.08
Money market accounts	1,064,791	30,452	3.82	846,235	19,849	3.14
Certificates of deposit	938,608	30,320	4.31	693,941	15,170	2.92
Brokered deposits	332,410	9,466	3.80	299,665	7,428	3.31
Total interest-bearing deposits	3,698,868	84,140	3.04	3,530,266	61,014	2.31
FHLB and FRB borrowings	716,343	25,924	4.83	541,034	19,658	4.86
Subordinated debentures	—	—	—	34,331	1,653	6.44
Total borrowings	716,343	25,924	4.83	575,365	21,311	4.95
Total interest-bearing liabilities	4,415,211	110,064	3.33	4,105,631	82,325	2.68
Noninterest-bearing liabilities:
Noninterest-bearing deposits	673,757			712,815
Other noninterest-bearing liabilities	118,488			105,732
Total liabilities	5,207,456			4,924,178
Total stockholders' equity	581,269			605,728
Total liabilities and stockholders' equity	$5,788,725			$5,529,906
Tax equivalent net interest income		95,073			98,243
Tax equivalent interest rate spread (5)			1.66%			1.95%
Less: tax equivalent adjustment		1,248			665
Net interest income as reported		$93,825			$97,578
Net interest-earning assets (6)	$1,072,250			$1,113,449
Net interest margin (7)			2.28%			2.50%
Tax equivalent effect			0.03			0.02
Net interest margin on a fully tax equivalent basis			2.31%			2.52%
Ratio of interest-earning assets to interest-bearing liabilities	124.29%			127.12%

Supplemental information:
Total deposits, including demand deposits	$4,372,625	$84,140		$4,243,081	$61,014
Cost of total deposits			2.57%			1.92%
Total funding liabilities, including demand deposits	$5,088,968	$110,064		$4,818,446	$82,325
Cost of total funding liabilities			2.89%			2.28%

Tax-exempt income on industrial revenue bonds is included in commercial loans on a tax-equivalent basis.
(1) Includes securities available for sale and securities held to maturity. (2) Tax-exempt income on industrial revenue bonds is included in commercial loans on a tax-equivalent basis.
(3) Includes nonaccruing loan balances and interest received on such loans.

(4) Includes the basis adjustments of certain loans included in fair value hedging relationships.

(5) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(6) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(7) Net interest margin represents net interest income divided by average total interest-earning assets.

(8) Annualized.

HarborOne Bancorp, Inc.

Average Balances and Yield Trend

(Unaudited)

	Average Balances - Trend - Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2024	2024	2024	2023	2023

	(in thousands)

Interest-earning assets:
Investment securities (1)	$351,897	$374,730	$372,787	$370,683	$375,779
Other interest-earning assets	207,096	306,361	356,470	205,929	207,234
Loans held for sale	30,897	20,775	14,260	20,010	20,919
Loans
Commercial loans (2)(3)	3,129,428	3,091,004	3,040,835	3,005,840	2,980,817
Residential real estate loans (3)(4)	1,712,295	1,695,059	1,700,694	1,707,978	1,700,383
Consumer loans (3)	18,445	19,221	20,539	22,324	25,126
Total loans	4,860,168	4,805,284	4,762,068	4,736,142	4,706,326
Total interest-earning assets	5,450,058	5,507,150	5,505,585	5,332,764	5,310,258
Noninterest-earning assets	303,765	300,847	299,153	313,729	314,030
Total assets	$5,753,823	$5,807,997	$5,804,738	$5,646,493	$5,624,288
Interest-bearing liabilities:
Savings accounts	$963,570	$1,058,524	$1,186,201	$1,307,774	$1,360,728
NOW accounts	292,620	299,536	289,902	290,147	274,329
Money market accounts	1,130,148	1,069,153	994,353	963,223	910,694
Certificates of deposit	1,028,509	931,255	855,070	859,274	818,182
Brokered deposits	340,301	300,385	356,459	288,449	287,428
Total interest-bearing deposits	3,755,148	3,658,853	3,681,985	3,708,867	3,651,361
Borrowings	608,736	776,852	764,623	507,520	508,001
Subordinated debentures	—	—	—	22,614	34,364
Total borrowings	608,736	776,852	764,623	530,134	542,365
Total interest-bearing liabilities	4,363,884	4,435,705	4,446,608	4,239,001	4,193,726
Noninterest-bearing liabilities:
Noninterest-bearing deposits	696,094	670,494	654,436	683,548	705,009
Other noninterest-bearing liabilities	109,796	126,477	119,289	137,239	126,742
Total liabilities	5,169,774	5,232,676	5,220,333	5,059,788	5,025,477
Total stockholders' equity	584,049	575,321	584,405	586,705	598,811
Total liabilities and stockholders' equity	$5,753,823	$5,807,997	$5,804,738	$5,646,493	$5,624,288

	Annualized Yield Trend - Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2024	2024	2024	2023	2023

Interest-earning assets:
Investment securities (1)	2.22%	2.28%	2.23%	2.14%	2.11%
Other interest-earning assets	5.62%	5.21%	5.26%	4.85%	5.11%
Loans held for sale	7.03%	6.72%	6.85%	7.32%	7.02%
Commercial loans (2)(3)	5.70%	5.60%	5.51%	5.45%	5.38%
Residential real estate loans (3)(4)	4.38%	4.36%	4.30%	4.21%	4.09%
Consumer loans (3)	7.57%	7.37%	7.01%	6.82%	6.51%
Total loans	5.24%	5.17%	5.08%	5.01%	4.92%
Total interest-earning assets	5.07%	4.98%	4.91%	4.81%	4.74%

Interest-bearing liabilities:
Savings accounts	1.57%	1.64%	1.87%	2.09%	1.98%
NOW accounts	0.14%	0.12%	0.10%	0.17%	0.11%
Money market accounts	3.86%	3.83%	3.77%	3.83%	3.64%
Certificates of deposit	4.57%	4.30%	4.02%	3.85%	3.50%
Brokered deposits	3.84%	3.68%	3.87%	3.71%	3.60%
Total interest-bearing deposits	3.17%	3.00%	2.94%	2.92%	2.72%
Borrowings	4.69%	4.83%	4.96%	4.89%	5.03%
Subordinated debentures	-%	-%	-%	19.68%	7.00%
Total borrowings	4.69%	4.83%	4.96%	5.52%	5.15%
Total interest-bearing liabilities	3.39%	3.32%	3.29%	3.25%	3.04%

(1) Includes securities available for sale and securities held to maturity.
(2) Tax-exempt income on industrial revenue bonds is included in commercial loans on a tax-equivalent basis.
(3) Includes nonaccruing loan balances and interest received on such loans.
(4) Includes the basis adjustments of certain loans included in fair value hedging relationships.

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Performance Ratios (annualized):	2024	2024	2024	2023	2023
(dollars in thousands)
Net income (loss)	$3,924	$7,296	$7,300	$(7,111)	$8,412
Less: Goodwill impairment charge	—	—	—	10,760	—
Net income, excluding goodwill impairment charge(1)	$3,924	$7,296	$7,300	$3,649	$8,412
Average Assets	$5,753,823	$5,807,997	$5,804,738	$5,646,493	$5,624,288
Average Equity	$584,049	$575,321	$584,405	$586,705	$598,811

Return on average assets (ROAA)	0.27%	0.50%	0.50%	(0.50)%	0.60%
Return on average assets (ROAA), excluding goodwill impairment charge(2)	0.27%	0.50%	0.50%	0.26%	0.60%
Return on average equity (ROAE)	2.69%	5.07%	5.00%	(4.85)%	5.62%
Return on average equity (ROAE), excluding goodwill impairment charge(3)	2.69%	5.07%	5.00%	2.49%	5.62%

Total noninterest expense	$32,268	$33,144	$31,750	$43,214	$31,872
Less: Amortization of other intangible assets	190	189	189	189	189
Total adjusted noninterest expense	32,078	32,955	31,561	43,025	31,683
Less: Goodwill impairment charge	—	—	—	10,760	—
Total adjusted noninterest expense, excluding goodwill impairment(4)	$32,078	$32,955	$31,561	$32,265	$31,683

Net interest and dividend income	$31,893	$31,350	$30,582	$29,693	$31,080
Total noninterest income	10,568	11,919	10,741	8,904	11,598
Total revenue	$42,461	$43,269	$41,323	$38,597	$42,678

Efficiency ratio (5)	75.55%	76.16%	76.38%	111.47%	74.24%
Efficiency ratio, excluding goodwill impairment charge(6)	75.55%	76.16%	76.38%	83.59%	74.24%

(1) This non-GAAP measure represents net income, excluding goodwill impairment charge
(2) This non-GAAP measure represents net income, excluding goodwill impairment charge to average assets
(3) This non-GAAP measure represents net income, excluding goodwill impairment charge to average equity
(4) This non-GAAP measure represents adjusted noninterest expense, excluding goodwill impairment charge
(5) This non-GAAP measure represents adjusted noninterest expense divided by total revenue
(6) This non-GAAP measure represents adjusted noninterest expense, excluding goodwill impairment divided by total revenue

	At or for the Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Asset Quality	2024	2024	2024	2023	2023
(dollars in thousands)

Total nonperforming assets	$28,408	$9,766	$12,201	$17,582	$18,795

Nonperforming assets to total assets	0.49%	0.17%	0.21%	0.31%	0.33%

Allowance for credit losses on loans to total loans	1.11%	1.02%	1.01%	1.01%	1.02%

Net charge-offs (recoveries)	$182	$195	$125	$1,311	$(18)

Annualized net charge-offs (recoveries)/average loans	0.02%	0.02%	0.01%	0.11%	—%

Allowance for credit losses on loans to nonperforming loans	190.10%	503.16%	396.26%	273.92%	257.21%

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Capital and Share Related	2024	2024	2024	2023	2023
(dollars in thousands, except share data)

Common stock outstanding	44,130,134	44,459,490	45,055,006	45,401,224	45,915,364

Book value per share	$13.24	$12.99	$12.82	$12.86	$12.73

Tangible common equity:
Total stockholders' equity	$584,202	$577,329	$577,683	$583,759	$584,634
Less: Goodwill	59,042	59,042	59,042	59,042	69,802
Less: Other intangible assets (1)	947	1,136	1,326	1,515	1,704
Tangible common equity	$524,213	$517,151	$517,315	$523,202	$513,128

Tangible book value per share (2)	$11.88	$11.63	$11.48	$11.52	$11.18

Tangible assets:
Total assets	$5,775,967	$5,787,035	$5,862,222	$5,667,896	$5,664,387
Less: Goodwill	59,042	59,042	59,042	59,042	69,802
Less: Other intangible assets	947	1,136	1,326	1,515	1,704
Tangible assets	$5,715,978	$5,726,857	$5,801,854	$5,607,339	$5,592,881

Tangible common equity / tangible assets (3)	9.17%	9.03%	8.92%	9.33%	9.17%

(1) Other intangible assets are core deposit intangibles.
(2) This non-GAAP ratio is total stockholders' equity less goodwill and intangible assets divided by common stock outstanding.
(3) This non-GAAP ratio is total stockholders' equity less goodwill and intangible assets to total assets less goodwill and intangible assets.

HarborOne Bancorp, Inc.

Segments Key Financial Data

(Unaudited)

	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Statements of Net Income for HarborOne Bank Segment:	2024	2024	2024	2023	2023

	(Dollars in thousands)

Net interest and dividend income	$31,780	$31,098	$30,485	$30,637	$31,468
Provision (benefit) for credit losses	5,903	615	(168)	644	(113)
Net interest and dividend income, after provision for credit losses	25,877	30,483	30,653	29,993	31,581
Mortgage banking income:
Intersegment loss	(357)	(464)	(236)	(159)	(198)
Changes in mortgage servicing rights fair value	(220)	(74)	(32)	(257)	18
Other	175	180	180	185	188
Total mortgage banking (loss) income	(402)	(358)	(88)	(231)	8
Other noninterest income:
Deposit account fees	5,370	5,223	4,983	5,178	5,132
Income on retirement plan annuities	122	141	145	147	146
Gain on sale of asset held for sale	—	1,809	—	—	—
Loss on sale of securities	—	(1,041)	—	—	—
Bank-owned life insurance income	777	758	746	1,207	531
Other income	798	624	517	1,405	694
Total noninterest income	6,665	7,156	6,303	7,706	6,511
Noninterest expenses:
Compensation and benefits	14,939	15,627	15,307	16,535	15,238
Occupancy and equipment	4,029	4,052	4,150	4,038	3,828
Data processing	2,686	2,363	2,470	2,462	2,527
Loan expense	143	187	71	153	128
Marketing	524	1,331	783	751	709
Professional fees	942	771	1,056	1,404	914
Deposit insurance	1,028	992	1,164	794	1,004
Other expenses	2,461	2,468	2,406	2,476	1,924
Total noninterest expenses	26,752	27,791	27,407	28,613	26,272
Less: Amortization of other intangible assets	190	189	189	189	190
Total adjusted noninterest expense	26,562	27,602	27,218	28,424	26,082

Income before income taxes	5,790	9,848	9,549	9,086	11,820
Provision for income taxes	875	2,310	2,386	2,535	2,716
Net income	$4,915	$7,538	$7,163	$6,551	$9,104

Efficiency ratio (1) - QTD	69.09%	72.15%	73.99%	74.13%	68.67%
Efficiency ratio (1) - YTD	71.71%	73.05%	73.99%	68.49%	65.67%

(1) This non-GAAP measure represents adjusted noninterest expense divided by total revenue

HarborOne Bancorp, Inc.

Segments Key Financial Data

(Unaudited)

	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Statements of Net Income for HarborOne Mortgage Segment:	2024	2024	2024	2023	2023

	(Dollars in thousands)

Net interest and dividend income	$105	$240	$80	$160	$199
Mortgage banking income:
Gain on sale of mortgage loans	3,752	3,141	2,013	2,176	2,704
Intersegment gain	277	464	308	56	249
Changes in mortgage servicing rights fair value	(2,421)	(1,024)	86	(3,296)	107
Other	2,215	2,177	2,097	2,116	2,082
Total mortgage banking income	3,823	4,758	4,504	1,052	5,142
Other noninterest income (loss)	—	4	10	2	(4)
Total noninterest income	3,823	4,762	4,514	1,054	5,138
Noninterest expenses:
Compensation and benefits	4,215	3,944	2,919	3,217	4,014
Occupancy and equipment	562	547	604	596	567
Data processing	25	11	9	13	21
Loan expense	314	274	304	(470)	258
Marketing	25	36	33	60	85
Professional fees	162	131	132	120	155
Goodwill impairment	—	—	—	10,760	—
Other expenses	297	326	310	371	390
Total noninterest expenses	5,600	5,269	4,311	14,667	5,490

Income (loss) before income taxes	(1,672)	(267)	283	(13,453)	(153)
Income tax (benefit) provision	(535)	(76)	60	(596)	(15)
Net income (loss)	$(1,137)	$(191)	$223	$(12,857)	$(138)

Closed loan volume	$209,525	$172,994	$102,102	$124,225	$157,573
Gain on sale margin	1.79%	1.82%	1.97%	1.75%	1.72%

Efficiency ratio (1) - QTD	142.57%	105.34%	93.84%	1,208.15%	102.87%
Efficiency ratio, excluding goodwill impairment (2) - QTD	142.57%	105.34%	93.84%	321.83%	102.87%
Efficiency ratio (1) - YTD	112.24%	99.83%	93.84%	192.98%	109.91%
Efficiency ratio, excluding goodwill impairment (2) - YTD	112.24%	99.83%	93.84%	125.94%	109.91%

(1) This non-GAAP measure represents noninterest expense divided by total revenue

(2) This non-GAAP measure represents noninterest expense, excluding goodwill impairment divided by total revenue